Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-74397 of on Form S-8 of Tyco International Ltd. of our report dated June 21, 2007, appearing in this Annual Report on Form 11-K of the Tyco International (US) Inc. Retirement Savings and Investment Plan VI (Puerto Rico)  for the year ended December 31, 2006.

Oak Brook, Illinois	/s/ Crowe Chizek and Company LLC
June 21, 2007